Northern Empire Bancshares Announces Third Quarter 2005 Net Income of $4.4 Million, Up 20.8%

SANTA ROSA, CA -- 10/20/2005 -- Northern Empire Bancshares (NASDAQ: NREB), the financial holding company for Sonoma National Bank, reported consolidated net income of $4.4 million for the third quarter of 2005 compared to $3.6 million for the third quarter of 2004, an increase of 20.8%. Diluted earnings per share for the third quarter were $0.40 compared to $0.30 for the third quarter of 2004. For the nine months ended September 30, 2005, net income was $12.6 million, or $1.17 per diluted share, compared to $10.8 million, or $0.93 per diluted share, for the prior-year nine-month period, an increase of 16.6% and 25.8%, respectively. Per share results reflect the impact of the reduction in the number of options outstanding that occurred in November 2004; for the three- and nine-months 2005 periods, average diluted shares outstanding declined by 1.0 million or 8.5%, and 0.9 million or 7.5%, respectively, compared to 2004 average three- and nine-month levels. Annualized return on average assets and average equity were 1.45% and 17.36%, respectively, for the first nine months of 2005.

Deborah Meekins, President and CEO of Northern Empire Bancshares, commented, "We reported record third quarter earnings, generated by solid loan and deposit growth, strong non-interest income and improved operating efficiencies. Our combination of exceptional service and real-estate expertise has served us well, both locally in Sonoma, Contra Costa and Marin counties, as well regionally through loan production offices in Sacramento and Phoenix, Arizona. During 2005, we aggressively expanded our branch network, opening three de novo branches in the past nine months in Walnut Creek, East Petaluma and Concord. We have just received regulatory approval to open our twelfth branch, in Healdsburg, in early 2006. While this expansion has been a considerable investment during 2005, it lays the ground work for future growth by providing new opportunities to attract deposits, which is a major strategic focus for our Company."

Net interest income was $11.5 million for the third quarter of 2005, an increase of 15.5% from $10.0 million reported for the prior year's third quarter. This reflects an increase in average earnings assets of $215.4 million, or 22.5% which was partially offset by a 25 basis point decline in net interest margin, from 4.14% in the year-earlier quarter to 3.89% for the third quarter of 2005. Ms. Meekins added that margin compression, a trend impacting the banking industry, is a result of the flattening yield curve, the Federal Reserve's rapid rate increases and strong competition in all lines of business.

Other factors contributing to increased earnings in the third quarter of 2005 are the Bank's efficiency ratio and non-interest income. The Company's efficiency ratio improved to 37.05% from 39.80% in the third quarter of 2004 and is significantly better than the industry average ratio of 58.22% (according to the FDIC's Quarterly Banking Profile dated June 30, 2005). Non-interest income increased 20.8% to $1.2 million compared to $1.0 million for the prior-year quarter.

Total assets at September 30, 2005 were $1.2 billion, an increase of 18.4% from the $1.0 billion reported in the year ago quarter. Total loans grew 20.9% to $1.1 billion for the current quarter compared to $0.9 billion for the quarter ended September 30, 2004. "Refinancing activity continues as borrowers take advantage of longer term, fixed rate loans," Ms. Meekins noted. "Although our Bank has experienced accelerated loan prepayments, new volume has continued to fuel our growth."

Asset quality at Sonoma National has historically been extremely sound, with a low level of non-performing loans and no net charge-offs thus far in 2005. At September 30, 2005, non-performing loans were $1.1 million or 0.10% of total loans compared to $0.5 million, or 0.05% of loans at September 30, 2004. "Although we have not seen evidence of deterioration," Ms. Meekins explained, "as a precaution in this rate environment and consistent with our internal loan loss allocation methodology, we added nearly $2.0 million to reserves in recognition of the 20.9% loan growth we reported over the past twelve months." The allowance for loan losses was $10.1 million at September 30, 2005, up 23.2% from $8.2 million at September 30, 2004.

Deposits were $898.6 million for the current quarter, an increase of 15.5% from the $777.9 million reported a year ago. Of this total, $91.3 million, or 10.2%, represent non-interest bearing demand deposits, an increase of 10.4% above the 2004 third quarter. The Bank continues to utilize Federal Home Loan Bank advances as a funding source. At September 30, 2005, advances totaled $210.4 million, up 30.0%, compared to advances of $161.9 million at the end of September 2004.

The Company remained well capitalized, with total risk-based capital of 12.18%. Total capital equaled $102.7 million on September 30, 2005, an increase of 24.21% compared to $82.7 million on September 30, 2004.

About the Company

Northern Empire Bancshares, the financial holding company for Sonoma National Bank, was incorporated in 1982. The Bank specializes in commercial real-estate lending and is a leading SBA lender in the North Bay area; it has eleven branch locations -- eight in Sonoma County, of which three are in-store banking offices, two in Costa Contra and one in Marin County. The Bank also has loan production offices in Sacramento, and Phoenix, Arizona. For more information on Northern Empire Bancshares and Sonoma National Bank, please refer to the Company's Website at www.snbank.com.

Forward-Looking Statements

Except for historical information contained herein, the statements contained in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described from time to time in Northern Empire Bancshares' Securities and Exchange Commission filings, including its annual reports on Form 10-K and quarterly reports on Form 10-Q. Northern Empire Bancshares disclaims any intent or obligation to update these forward-looking statements.

                       NORTHERN EMPIRE BANCSHARES
                      CONSOLIDATED BALANCE SHEETS

                          September 30,     December 31,    September 30,
                              2005             2004             2004
                         ---------------  ---------------  ---------------
                           (Unaudited)       (Audited)       (Unaudited)

ASSETS
  Cash and due
   from banks            $    32,722,000  $    21,006,000  $    25,744,000
  Federal funds sold          52,076,000       95,498,000      106,683,000
                         ---------------  ---------------  ---------------
    Total cash and
     cash equivalents         84,798,000      116,504,000      132,427,000

  Securities available
   for sale                   50,269,000        1,082,000        1,089,000
  Federal Reserve
   Bank stock                    166,000          254,000          192,000
  Federal Home Loan
   Bank stock                 11,759,000        9,020,000        7,894,000

  Total loans and leases   1,061,625,000      946,823,000      878,278,000
  Allowance for loan
   and lease losses          (10,149,000)      (8,719,000)      (8,194,000)
                         ---------------  ---------------  ---------------
    Total Loans
     and leases, net       1,051,476,000      938,104,000      870,084,000

  Premises and
   equipment, net              3,493,000        2,709,000        2,756,000
  Bank owned life
   insurance policies          2,748,000        2,663,000        2,634,000
  Accrued interest
   receivable                  5,246,000        3,884,000        3,714,000
  Other assets                 7,146,000        6,704,000        7,314,000
                         ---------------  ---------------  ---------------

    Total assets         $ 1,217,101,000  $ 1,080,924,000  $ 1,028,104,000
                         ===============  ===============  ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
  Deposits:
    Noninterest-bearing  $    91,277,000  $    72,156,000  $    82,662,000
    Interest-bearing         807,277,000      718,869,000      695,213,000
                         ---------------  ---------------  ---------------
      Total deposits         898,554,000      791,025,000      777,875,000

  Federal Home Loan
   Bank advances             210,389,000      191,912,000      161,921,000
  Accrued expenses and
   other liabilities           5,483,000        8,109,000        5,652,000
                         ---------------  ---------------  ---------------
      Total liabilities    1,114,426,000      991,046,000      945,448,000
                         ---------------  ---------------  ---------------

SHAREHOLDERS' EQUITY
  Common stock                60,618,000       47,302,000       47,461,000
  Additional
   paid-in-capital             7,681,000        7,681,000        3,775,000
  Retained earnings           34,462,000       34,905,000       31,426,000
  Accumulated other
   comprehensive
   income (loss)                 (86,000)         (10,000)          (6,000)
                         ---------------  ---------------  ---------------
    Total shareholders'
     equity                  102,675,000       89,878,000       82,656,000
                         ---------------  ---------------  ---------------

    Total liabilities
     and shareholders'
     equity              $ 1,217,101,000  $ 1,080,924,000  $ 1,028,104,000
                         ===============  ===============  ===============

                           NORTHERN EMPIRE BANCSHARES
                         CONSOLIDATED REPORTS OF INCOME

                           THREE        THREE        NINE         NINE
                           MONTHS       MONTHS       MONTHS       MONTHS
                           ENDED        ENDED        ENDED        ENDED
                          Sep. 30,     Sep. 30,     Sep. 30,     Sep. 30,
                            2005         2004         2005         2004
                       ------------ ------------ ------------ ------------
                        (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)

INTEREST INCOME
  Loans,
   including fees      $ 18,203,000 $ 13,480,000 $ 51,381,000 $ 38,391,000
  Investment
   securities               466,000      102,000      729,000      279,000
  Federal funds sold        627,000      322,000    1,991,000      692,000
                       ------------ ------------ ------------ ------------
    Total interest
     income              19,296,000   13,904,000   54,101,000   39,362,000

INTEREST EXPENSE
  Deposits                5,881,000    3,281,000   14,998,000    9,217,000
  Federal Home Loan
   Bank advances          1,891,000      643,000    5,122,000    1,514,000
                       ------------ ------------ ------------ ------------
    Total interest
     expense              7,772,000    3,924,000   20,120,000   10,731,000
                       ------------ ------------ ------------ ------------

    Net interest
     income              11,524,000    9,980,000   33,981,000   28,631,000

 Provision for loan
  and lease losses          600,000      475,000    1,650,000    1,025,000
                       ------------ ------------ ------------ ------------

    Net interest income
     after provision
     for loan and
     lease losses        10,924,000    9,505,000   32,331,000   27,606,000

NON INTEREST INCOME
  Service charges on
   deposit accounts         115,000       96,000      368,000      348,000

  Net gain on
   sales of loans           803,000      594,000    2,168,000    1,294,000
  Other income              248,000      275,000      662,000      905,000
                       ------------ ------------ ------------ ------------
    Total non interest
     income               1,166,000      965,000    3,198,000    2,547,000

NON INTEREST EXPENSE
  Salaries and
   benefits               2,914,000    2,711,000    8,399,000    7,486,000
  Occupancy                 501,000      364,000    1,403,000    1,008,000
  Furniture and
   equipment                287,000      266,000      855,000      682,000
  Other expense           1,000,000    1,015,000    3,428,000    2,671,000
                       ------------ ------------ ------------ ------------
    Total non interest
     expense              4,702,000    4,356,000   14,085,000   11,847,000
                       ------------ ------------ ------------ ------------

    Income before
     income tax
     provision            7,388,000    6,114,000   21,444,000   18,306,000

  Income tax provision    3,026,000    2,503,000    8,806,000    7,465,000
                       ------------ ------------ ------------ ------------

    Net income         $  4,362,000 $  3,611,000 $ 12,638,000 $ 10,841,000
                       ============ ============ ============ ============

  Basic earnings
   per share                  $0.42        $0.35        $1.22        $1.06

  Diluted earnings
   per share                  $0.40        $0.30        $1.17        $0.93

  Average shares
   outstanding*          10,388,418   10,374,230   10,371,747   10,233,500

  Average diluted
   shares outstanding*   10,852,120   11,854,567   10,824,843   11,705,064

                        NORTHERN EMPIRE BANCSHARES
                     CONSOLIDATED FINANCIAL HIGHLIGHTS
                                (Unaudited)

                                                         Nine Months Ended
(dollars in thousands except         Third Quarter         September 30,
 per share data)                    2005       2004       2005       2004
                                  --------   --------   --------   --------
EARNINGS
   Net interest income         $    11,524      9,980     33,981     28,631
   Provision for loan
    and lease losses           $       600        475      1,650      1,025
   Noninterest income          $     1,166        965      3,198      2,547
   Noninterest expense         $     4,702      4,356     14,085     11,847
   Net income                  $     4,362      3,611     12,638     10,841
   Basic earnings per share*   $      0.42       0.35       1.22       1.06
   Diluted earnings per share* $      0.40       0.30       1.17       0.93
   Average shares outstanding*  10,388,418 10,374,230 10,371,747 10,233,500
   Average diluted shares
    outstanding*                10,852,120 11,854,567 10,824,843 11,705,064

PERFORMANCE RATIOS
   Return on average assets          1.44%      1.47%      1.45%      1.55%
   Return on average
    common equity                   17.08%     17.78%     17.36%     19.08%
   Net interest margin               3.89%      4.14%      4.01%      4.23%
   Efficiency ratio                 37.05%     39.80%     37.88%     38.00%
   Full-time equivalent employees      166        151        166        151

CAPITAL
   Average equity to average
    assets                           8.42%      8.26%      8.37%      8.15%
   Tier 1 leverage capital ratio     8.52%      8.35%      8.52%      8.35%
   Tier 1 risk-based capital
    ratio                           11.06%     10.77%     11.10%     10.77%
   Total risk-based capital
    ratio                           12.18%     11.84%     12.22%     11.84%
   Book value per share*       $      9.88       7.97       9.88       7.97

ASSET QUALITY
   Gross loan charge-offs      $         0          0          0        135
   Net loan charge-offs        $         0          0          0        130
   Net loan charge-offs
    to average loans                 0.00%      0.00%      0.00%      0.02%
   Allowance for loan losses   $    10,149      8,194     10,149      8,194
   Allowance for losses
    to total loans                   1.10%      1.11%      1.10%      1.11%
   Nonperforming loans         $     1,104        520      1,104        520
   Other real estate and
    repossessed assets         $         0          0          0          0
   Nonperforming assets
    to total assets                  0.09%      0.05%      0.09%      0.05%

END OF PERIOD BALANCES
   Loans                       $ 1,061,625    878,278  1,061,625    878,278
   Total earning assets
    (before allowance)         $ 1,175,894    994,136  1,175,894    994,136
   Total assets                $ 1,217,101  1,028,104  1,217,101  1,028,104
   Deposits                    $   898,554    777,875    898,554    777,875
   Shareholders' equity        $   102,675     82,656    102,675     82,656

AVERAGE BALANCES
   Loans                       $ 1,056,354    852,092  1,017,843    809,644
   Total earning assets
    (before allowance)         $ 1,174,180    958,783  1,133,503    904,800
   Total assets                $ 1,193,028    984,572  1,151,818    928,344
   Deposits                    $   795,371    669,959    754,769    639,934
   Shareholders' equity        $   102,471     81,689     97,357     75,916

* Adjusted for 5% stock dividend declared in March 2005.

For additional information contact:
Deborah A. Meekins
President & CEO
Northern Empire Bancshares
(707) 579-2265